Exhibit 10. 32

Aspen Group, Inc.
224 W. 30th Street, Suite 604
New York, NY 10001

November __, 2012

Dr. Michael D’Anton
Insert D Address

Dear Michael:

This letter agreement documents our understanding regarding the $22,000 loan (the “Loan”) made by you to Aspen Group, Inc.  You have agreed to accept 62,857 options exercisable at $0.35 per share as repayment for the full satisfaction of the Loan. The options will be fully-vested exercisable over a five-year period.

If the foregoing is acceptable to you, please sign in the place indicated below and return an executed copy to us.

Sincerely,

/s/ Michael Mathews Michael Mathews Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Dr. Michael D’ Anton
Dr. Michael D’Anton